Exhibit 99.B(a)(34)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
REDESIGNATION OF SERIES

Effective: January 23, 2008

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.   The  “ING Principal Protection Fund V” is redesignated the “ING Index Plus LargeCap Equity Fund V.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

President and Chief Executive Officer
Shaun P. Mathews*

Senior Vice President Chief/Principal Financial Officer and Assistant Secretary
Todd Modic*

Trustee
John V. Boyer*

Trustee
Patricia W. Chadwick*

Trustee
J. Michael Earley*

Trustee
Colleen D. Baldwin*

Trustee
Patrick W. Kenny*

Trustee
Robert W. Crispin*

Trustee
Sheryl K. Pressler*

Trustee
David W.C. Putnam*

Trustee
Peter S. Drotch*

Trustee
Roger B. Vincent*